As filed with the Securities and Exchange Commission on May 6, 2015

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Adaptimmune Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

91 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(44) 1235 430000

(Address of principal executive offices, including zip code)

Adaptimmune Limited Share Option Scheme

Adaptimmune Limited 2014 Share Option Scheme

Adaptimmune Limited Company Share Option Plan

Adaptimmune Therapeutics plc 2015 Share Option Scheme

Adaptimmune Therapeutics plc Company Share Option Plan

(Full title of the plans)

Adaptimmune LLC

University City Science Center

3711 Market Street—8th Floor

Philadelphia, PA 19104

(267) 499-2066

(Name, address, telephone number, including area code, of agent for service)

Copies to:

David S. Bakst	James J. Noble
Mayer Brown LLP	Chief Executive Officer
1221 Avenue of the Americas	Adaptimmune Therapeutics plc
New York, NY 10020	91 Park Drive, Milton Park
Telephone: (212) 506 2500	Abingdon, Oxfordshire, OX14 4RY
Facsimile: (212) 262 1910	United Kingdom
Telephone: (44) 1235 430000
Facsimile: (44) 1235 430001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share(3)		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, £0.001 par value per share (“Ordinary Shares”):
To be issued upon exercise of options to be issued under (i) the Adaptimmune Therapeutics plc Company Share Option Plan or (ii) the Adaptimmune Therapeutics plc 2015 Share Option Scheme	37,173,085	$2.8333	(4)	$105,323,741	$12,239
To be issued upon exercise of options outstanding under the Adaptimmune Therapeutics plc Company Share Option Plan	585,000	$0.7599	(5)	$444,459.05	$51.66
To be issued upon exercise of options outstanding under the Adaptimmune Therapeutics plc 2015 Share Option Scheme	8,598,962	$0.7599	(6)	$6,534,609.19	$759.32
To be issued upon exercise of options outstanding under the Adaptimmune Limited Company Share Option Plan	2,768,700	$0.5406	(7)	$1,496,798.54	$173.93
To be issued upon exercise of options outstanding under the Adaptimmune Limited 2014 Share Option Scheme	5,096,300	$0.3611	(8)	$1,840,269.15	$213.84
To be issued upon exercise of options outstanding under the Adaptimmune Limited Share Option Scheme	12,777,700	$0.3286	(9)	$4,198,440.29	$487.86
Total:				$119,838,417.06	$13,925.22
(1)

These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents six Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.: 333-203642).

(2)

Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of any additional Ordinary Shares of the Registrant that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(3)

For those options outstanding under the Registrant’s Share Option Plans and Share Option Schemes with an exercise price denominated in Pounds Sterling, such exercise price is expressed in U.S. dollars based on a conversion rate of £1=$1.51968.

(4)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $2.8333 given the initial public offering price per ADS of $17.00 set forth on the cover page of the Registrant’s Prospectus dated May 5, 2015 relating to its initial public offering.  Each ADS of the Registrant represents six Ordinary Shares.

(5)		Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.7599 per Ordinary Share.

(6)		Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.7599 per Ordinary Share.

(7)		Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.5406 per Ordinary Share.

(8)		Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.3611 per Ordinary Share.

(9)		Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.3286 per Ordinary Share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Program Annual Information.*

*

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of this Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b)(1).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Adaptimmune Therapeutics plc (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)         The Registrant’s Prospectus, dated May 5, 2015, filed with the Commission on May 6, 2015, pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form F-1, as amended (File No. 333-203267), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)         The description of the Registrant’s ordinary shares and ADSs contained in the Registrant’s registration statement on Form 8-A (File No. 001-37368) filed with the Commission on April 30, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the provisions of any relevant legislation, each of the Registrant’s directors and other officers (excluding an auditor) are entitled to be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director.

Reference is made to Sections 6 and 7 of the form of Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-203267), which sets forth the Registrant’s and the underwriters’ respective agreement to indemnify each other and to provide contribution in circumstances where indemnification is unavailable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Adaptimmune Therapeutics plc*
5.1	Opinion of Mayer Brown International LLP as to the validity of the ordinary shares
10.1	Adaptimmune Limited Share Option Scheme*
10.2	Adaptimmune Limited 2014 Share Option Scheme*
10.3	Adaptimmune Limited Company Share Option Plan, dated December 16, 2014*
10.4	Adaptimmune Therapeutics plc 2015 Share Option Scheme, dated March 16, 2015*
10.5	Adaptimmune Therapeutics plc Company Share Option Plan, dated March 16, 2015*
23.1	Consent of KPMG LLP for Adaptimmune Limited
23.2	Consent of KPMG LLP for Adaptimmune Therapeutics Limited
23.3	Consent of Mayer Brown International LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)

*    Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-203267), and incorporated herein by reference.

Item 9.  Undertakings.

1.             The undersigned Registrant hereby undertakes:

(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on May 6, 2015.

ADAPTIMMUNE THERAPEUTICS PLC

By:	/s/ James J. Noble
Name: James J. Noble
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below  constitutes and appoints James Noble and Ian Laing, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on May 6, 2015 in the capacities indicated.

Signature	Position

/s/ James J. Noble	Chief Executive Officer and Director (Principal Executive Officer)
James J. Noble

/s/ Jonathan Knowles	Chairman of the Board of Directors and Director
Jonathan Knowles, Ph.D.

/s/ Adrian Rawcliffe	Chief Financial Officer (Principal Financial and Accounting Officer
Adrian Rawcliffe

/s/ Lawrence Alleva	Director
Lawrence Alleva

Signature	Position

/s/ Ali Behbahani	Director
Ali Behbahani, M.D.

/s/ Ian Laing	Director
Ian Laing

/s/ David M. Mott	Director
David M. Mott

/s/ Elliott Sigal	Director
Elliott Sigal, M.D., Ph.D

/s/ Peter Thompson	Director
Peter Thompson, M.D.

Adaptimmune LLC

By:	/s/ James J, Noble	Authorized Representative in the U.S.
Name: James J. Noble
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Adaptimmune Therapeutics plc*
5.1	Opinion of Mayer Brown International LLP as to the validity of the ordinary shares
10.1	Adaptimmune Limited Share Option Scheme*
10.2	Adaptimmune Limited 2014 Share Option Scheme*
10.3	Adaptimmune Limited Company Share Option Plan, dated December 16, 2014*
10.4	Adaptimmune Therapeutics plc 2015 Share Option Scheme, dated March 16, 2015*
10.5	Adaptimmune Therapeutics plc Company Share Option Plan, dated March 16, 2015*
23.1	Consent of KPMG LLP for Adaptimmune Limited
23.2	Consent of KPMG LLP for Adaptimmune Therapeutics Limited
23.3	Consent of Mayer Brown International LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)

*           Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-203267), and incorporated herein by reference.